Exhibit 10.15

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of April 1, 2019 is made by and between BANK OF AMERICA, N.A. (the "Lender"), THE HACKETT GROUP, INC., a Florida corporation (the "Borrower"), and the Guarantors party to the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of May 9, 2016 (as amended hereby and as from time to time hereafter further amended, supplemented, restated, amended and restated or otherwise modified, the "Credit Agreement"; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a Revolving Facility;

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Lender has agreed, to amend the Credit Agreement as specifically set forth herein; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical location therein:

"Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"First Amendment Effective Date" means April 1, 2019.

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Exhibit 10.15

(b)	The definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Applicable Rate" means, (a) for any day prior to March 1, 2019, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate & Letter of Credit Fee	Base Rate
1	< 1.0x	0.125%	1.50%	0.75%
2	≥ 1.0x but < 1.5x	0.250%	1.75%	1.00%
3	≥ 1.5x but < 2.0x	0.375%	2.00%	1.25%
4	≥ 2.0x but < 2.5x	0.500%	2.25%	1.50%

and (b) for any day on and after March 1, 2019, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate & Letter of Credit Fee	Base Rate
1	< 1.0x	0.125%	1.25%	0.50%
2	≥ 1.0x but < 1.5x	0.250%	1.50%	0.75%
3	≥ 1.5x but < 2.0x	0.375%	1.75%	1.00%
4	≥ 2.0x but < 2.5x	0.500%	2.00%	1.25%

The Applicable Rate for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate"; (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate & Letter of Credit Fee"; (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Rate & Letter of Credit Fee" and (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee". Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Lender, Pricing Level 4 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b) and (b) the initial Applicable Rate following the Restatement Date shall be set forth in Level 1 until the first Business Day immediately following the date on which the first Compliance Certificate is delivered pursuant to Section 6.02(b) to the Lender following the Restatement Date.

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(c)	Section 1.02 of the Credit Agreement is hereby amended to insert a new clause (d) at the end of such Section to read as follows:

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(d)	Section 5.11 of the Credit Agreement is hereby amended to insert a new clause (f) at the end of such Section to read as follows:

(f)The Borrower represents and warrants as of the First Amendment Effective Date that the Borrower is not and will not be using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(e)	Section 5.13 of the Credit Agreement is hereby amended to insert a new sentence at the end of such Section to read as follows:

The information included in the Beneficial Ownership Certification most recently provided to the Lender, if applicable, is true and correct in all respects.

(f)	Section 6.02(h) of the Credit Agreement is hereby amended by deleting "[Intentionally Omitted]" and inserting the following language in lieu thereof:

(h)KYC/PATRIOT Act/Beneficial Ownership Regulation. Promptly following any request therefor, provide information and documentation reasonably requested by the Lender for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation the Act and the Beneficial Ownership Regulation.

(g)	Section 6.13 of the Credit Agreement is hereby amended to insert "(including by division)" immediately after "after acquired or otherwise existing" in such Section.
(h)	Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.17Anti-Corruption Laws; Sanctions.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anticorruption legislation in other jurisdictions and with all applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

(i)	Section 7.04 of the Credit Agreement is hereby amended to insert "(including by division)" immediately after "consolidate with or into another Person" in such Section.

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Exhibit 10.15

(j)	Section 10.07(a) of the Credit Agreement is hereby amended to insert a new sentence at the end of such Section to read as follows:

In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

2.Effectiveness; Conditions Precedent. The parties hereto agree that this Amendment shall be effective as of the date first set above upon receipt by the Lender of executed counterparts of this Amendment (which counterparts may be delivered by facsimile, electronic email or other electronic means (including PDF) with originals to follow) duly executed by the Borrower and the Guarantors.

3.Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower and the Guarantors represent and warrant to the Lender as of the date hereof as follows:

(a)

The representations and warranties made by the Borrower in Article V of the Credit Agreement and of each Loan Party in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (other than those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date;

(b)

Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 5.05(a) of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect; and

(c)

This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

4.Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

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Exhibit 10.15

6.Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

7.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. To the extent that the Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Lender of such rights and remedies as may be available under federal law.

8.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall nonetheless remain legal, valid and enforceable on the parties hereto and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person's payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

10.References. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement, as amended hereby.

11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

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Exhibit 10.15

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

HACKETT GROUP, INC.

By:	/s/ Robert Ramirez	(Seal)
Name:	Robert Ramirez
Title:	CFO

GUARANTORS:

ARCHSTONE ACQUISITION CORP.

By:	/s/ Robert Ramirez	(Seal)
Name:	Robert Ramirez
Title:	Director

RESOURCE VALUATION INCORPORATED

By:	/s/ Robert Ramirez	(Seal)
Name:	Robert Ramirez
Title:	Director

TECHNOLAB US ACQUISITION SUB, INC.

By:	/s/ Robert Ramirez	(Seal)
Name:	Robert Ramirez
Title:	Director

Exhibit 10.15

The Hackett Group, Inc.

Amendment No. 1 to Second Amended and Restated Credit Agreement

Signature Page

LENDER:

BANK OF AMERICA, N.A.

By:	Julia H. Rocawich	(Seal)
Name:	Julia H. Rocawich
Title:	Sr Vice President

Exhibit 10.15

The Hackett Group, Inc.

Amendment No. 1 to Second Amended and Restated Credit Agreement

Signature Page